UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15 (D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008
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IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
20525 Nordhoff Street, Suite 200, Chatsworth, California 91311
(Address of principal executive offices, including zip code)

(818) 407-9100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On August 12, 2008, Image Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for its first fiscal quarter ended June 30, 2008.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Following the press release, the Company will hold a telephonic conference call with simultaneous Web cast beginning at 4:30 PM Eastern time to discuss its financial results for its first fiscal quarter ended June 30, 2008. A recording of the call will be available until August 19, 2008.  To access the recording, dial (888) 203-1112 and enter the confirmation code of 9943592.  International participants please dial (719) 457-0820 and use the same confirmation code.  A Web cast of the call is also available at www.image-entertainment.com and through Thomson StreetEvents at www.earnings.com.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 8.01.     Other Events.

On August 12, 2008, the Company issued a press release announcing its financial results for its first fiscal quarter ended June 30, 2008.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Exhibit Description
	99.1	Press Release dated August 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	August 12, 2008	By:	/s/ MICHAEL B. BAYER
			Name	Michael B. Bayer
			Title:	Corporate Secretary